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                                                                    Exhibit 99.3

                            TENDER OF ALL OUTSTANDING
                  SENIOR FLOATING RATE NOTES DUE APRIL 1, 2013
                                 IN EXCHANGE FOR
                  SENIOR FLOATING RATE NOTES DUE APRIL 1, 2013,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                       OF
                            AINSWORTH LUMBER CO. LTD.

To Registered Holders:

     We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Ainsworth Lumber Co. Ltd. ("Ainsworth") to exchange its issued and outstanding Senior Floating Rate Notes due April 1, 2013 (the "Original Notes") for a like principal amount of its Senior Floating Rate Notes due April 1, 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the prospectus, dated , 2006 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal").

Enclosed herewith are copies of the following documents:

     1.   Prospectus dated __________ , 2006;

     2.   Letter of Transmittal;

     3.   Notice of Guaranteed Delivery; and

     4. Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with respect to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________, 2006, UNLESS EXTENDED.

     The Exchange Offer is not conditional upon any minimum number of Original Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to Ainsworth that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder,
(ii) neither the holder of the Original Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and
(iv) neither the holder nor any such other person is an "affiliate" of Ainsworth within the meaning of Rule 405 under the Securities Act or, if such person is an "affiliate", that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, you will represent on behalf of such broker-dealer that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Original Notes for you to make the foregoing representations.

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     Ainsworth will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. Ainsworth will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, the Bank of New York, in the manner set forth below.

                       By Hand, Mail or Overnight Delivery
                              The Bank of New York
                            101 Barclay Street - 21W
                            New York, New York 01286
                             Attention: Lesley Daley
                              For Information Call:
                                 (212) 815-4991

                            By Facsimile Transmission
                        (for Eligible Institutions only):
                                 (212) 815-5802
                             Attention: Lesley Daley
                              Confirm by Telephone:
                                 (212) 815-4991

                                        Very truly yours,


                                        AINSWORTH LUMBER CO. LTD.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL DEEM YOU TO BE THE AGENT OF AINSWORTH OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF, EXCEPT THAT YOU MAY DISTRIBUTE THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.